UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2025

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

1-14222

(Commission File Number)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Address of Principal Executive Offices) (Zip Code)

(Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2025, Suburban Propane Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., and Evercore Group L.L.C., each acting as a sales agent and/or principal (each, an “Agent,” and collectively, the “Agents”). Pursuant to the terms of the Equity Distribution Agreement, the Partnership may issue and sell from time to time, through the Agents, the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering amount of up to $100 million. The Agents will use their commercially reasonable efforts, as the sales agents and subject to the terms of the Equity Distribution Agreement, to sell the Common Units offered. Sales of the Common Units, if any, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange. The Partnership may also agree to sell Common Units to the Agents as principal for their own account on terms agreed to by the Partnership and the Agents. Each Agent will be entitled to a commission from the Partnership of up to 1.5% of the gross sales price per Common Unit sold under the Equity Distribution Agreement by such Agent acting as the Partnership’s sales agent, with the exact amount to be agreed to by the Partnership. The Partnership intends to use any net proceeds from the offering to fund potential acquisitions and for general limited partnership purposes.

The Partnership has filed a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-284853) with the Securities and Exchange Commission (the “SEC”) to register the offer and sale of the Common Units pursuant to the Equity Distribution Agreement under the Securities Act. The Registration Statement was declared effective by the SEC on February 20, 2025.

The Equity Distribution Agreement contains customary representations, warranties, and agreements of the Partnership and the Agents, indemnification rights and obligations of the parties and termination provisions. The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Equity Distribution Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Agents have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to the Partnership and its affiliates for which services they have received, and may in the future receive, customary fees. In the course of its business, the Agents may actively trade the Partnership’s securities for their own account or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in such securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 20, 2025, between Suburban Propane Partners, L.P. and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., and Evercore Group L.L.C.

104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
(Registrant)

	By:	/s/ Michael A. Kuglin
Date: February 21, 2025		Michael A. Kuglin
Chief Financial Officer